                                                                      EXHIBIT 12

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (In thousands)

                                                   REORGANIZED    |     PREDECESSOR
                                                     COMPANY      |       COMPANY
                                                  -------------   |    -------------
                                                    QUARTER       |       QUARTER
                                                     ENDED        |        ENDED
                                                  SEPTEMBER 30,   |    SEPTEMBER 30,
                                                      2004        |        2003
                                                  -------------   |    -------------
                                                                  |
Income (loss) before income taxes                                 |
     and minority interest                          $ 1,581       |     $ (6,155)
Interest expense                                      3,423       |        3,420
Interest portion of rent expense                        135       |          169
                                                    -------       |     --------
     EARNINGS                                       $ 5,139       |     $ (2,566)
                                                    =======       |     ========
                                                                  |
Interest expense                                    $ 3,423       |     $  3,420
Interest capitalized                                      6       |           18
Interest portion of rent expense                        135       |          169
                                                    -------       |     --------
     FIXED CHARGES                                  $ 3,564       |     $  3,607
                                                    =======       |     ========
                                                                  |
RATIO OF EARNINGS TO FIXED CHARGES                      1.4       |            -
                                                    =======       |     ========

For purposes of calculating the unaudited ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes and minority interest plus fixed charges. Fixed charges consist of interest charges and amortization of debt issuance costs, whether expensed or capitalized, the portion of rental expense that is representative of interest, and preferred share accretion. For the quarter ended September 30, 2004, earnings were inadequate to cover fixed charge requirements by $6,173.